These securities have not been registered under the United States Securities Act of 1933 (the "U.S. Securities Act") , or any state securities laws, and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the U.S. Securities Act, or pursuant to an exemption from the registration requirements of the U.S. Securities Act. Hedging transactions involving these securities may not be conducted unless in compliance with the U.S. Securities Act.

GLOBAL HEALTH VENTURES INC.

FORM OF STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of November     , 2010  (“Date of Grant”) between GLOBAL HEALTH VENTURES INC. a Nevada corporation (the “Company”), and                   (the “Optionee”).

WHEREAS the Board of Directors of the Company (the “Board”) has approved the  grant to the Optionee of stock options to purchase up to            shares of common stock of the Company (the “Options”);

AND WHEREAS the parties desire to enter into this Agreement to set forth the terms and conditions relating to the grant of such stock options.

NOW THEREFORE in consideration of the premises and the mutual covenants contained in this agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this agreement covenant and agree as follows:

1. Grant and Exercise Price.  The Optionee is granted options to purchase up to              shares of common stock of the Company at an exercise price of US$0.07 per share. Options may be exercised in whole or in part at any time prior to their lapse or termination in accordance with the terms hereof.

 2. Vesting Schedule.  The Options are exercisable in full over the course of 5 years from date of grant, with four per cent (4%) of the total number of Options granted to the Optionee vesting each month on a monthly basis beginning on the first day of the month following the date hereof until the Option is fully vested.

3. Options not Transferable.  This Options and the rights and privileges conferred by this Agreement may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will and by applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Agreement contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Agreement, such Option shall thereupon terminate and become null and void.

4. Investment Intent.  By accepting the Options, the Optionee represents and agrees that none of the shares of common stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations.  In addition, the Optionee represents that the shares to be purchased are only for investment and without any then-present intention to sell or distribute such shares in violation of applicable law.

5. Termination of Employment and Options.  Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the following events:

    (i) Expiration: The Options shall expire five years from the date hereof.

    (ii) Termination Due to Death or Disability:  The Options shall expire three (3) months from the date of death of the Optionee or cessation of an Optionee's employment or contractual relationship by reason of disability.  If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death.

    (iii) Termination for Cause.   The Options shall expire immediately on the date of an Optionee’s termination of employment or contractual relationship with the Company for cause.

    (iv) Termination for Special Event: The Options shall expire upon thirty (30) days of a notice by the Company to the Optionee, due to a request by the Company’s Stock Exchange, Securities Commission, or other regulatory body.

    (vi) Termination for Any Other Reason: The Options shall expire thirty (30) days from the date of an Optionee's termination of employment or contractual relationship with the Company for any reason whatsoever other than as set forth above.

6. Share Consolidation or Subdivision. In the event that the shares of common stock of the Company (the “Shares”) are at any time subdivided or consolidated, the number of Shares reserved for Option and the price payable for any Shares that are then subject to Option shall be adjusted accordingly.

7. Stock Dividend. In the event that the Shares of the Company are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for Option and the price payable for any Shares that are then subject to Option may be adjusted by the Board of Directors to such extent as it deems proper in its absolute discretion.

8. Effect of a Take-Over Bid. If a bona fide offer to purchase Shares (an "Offer") is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, the Company shall, upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Shares subject to such option ("Option Shares") will become vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer. However, if:

    (a) the Offer is not completed within the time specified therein including any extensions thereof; or

    (b) all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become vested pursuant to this Agreement shall be reinstated. If any Option Shares are returned to the Company under this section, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

9. Acceleration of Expiry Date. If at any time when the Option remains unexercised with respect to any unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of an Option vested, and declare that the Expiry Date for the exercise of all unexercised Options is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

10. Effect of a Change of Control. If a Change of Control (as defined below) occurs, all Option Shares subject to an outstanding Option will become vested, whereupon such Option may be exercised in whole or in part by the Optionee. "Change of Control" means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

11. Exercise of Option.  Options shall be exercisable, in full or in part, at any time after vesting, until termination.  If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term.   Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is un-exercisable.

Options or portions thereof may be exercised by giving written notice to the Company (which may be in the form attached hereto as Exhibit A) which notice shall specify the number of shares to be purchased and be accompanied by the aggregate exercise price in cash or by certified or cashier’s check.  In addition, upon approval of the Board of Directors, an Optionee may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of common stock previously held by such Optionee or, with the prior consent of the Board of Directors, by having shares withheld from the amount of common stock to be received by the Optionee.  The shares of common stock received or withheld by the Company as payment for shares of common stock purchased on the exercise of Options shall have a fair market value at the date of exercise (as determined by the Board of Directors) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

The Company shall not be obligated to issue, transfer or deliver a certificate of common stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise.  During the lifetime of the Optionee, Options are exercisable only by the Optionee.

It is a condition precedent to the issuance of shares of common stock that the Optionee execute and deliver to the Company a Stock Transfer Agreement, in a form acceptable to the Company, to the extent required pursuant to the terms thereof.

12. Professional Advice.  The acceptance of the Options and the sale of common stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee.  Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the common stock.

13. No Rights as a Shareholder.  The Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the Optionee becomes a record holder of such shares, irrespective of whether the Optionee has given notice of exercise.

14. Entire Agreement.  This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options or related matter. Any prior agreement between the Company and the Optionee is void the execution of this agreement.

15. Approval. Granting and the validity of this Stock Option Agreement is subject to the approval by the Board of Directors of the Company.

16. Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed received and effective upon the earlier of: (i) hand delivery to the recipient; (ii) one day after posting by traceable air courier; (iii) two (2) days after posting by certified or registered mail, postage prepaid, return receipt requested; or (iv) when initially transmitted by facsimile transmission (if confirmed by notice complying with (i), (ii) or (iii) above):

To the Company:

GLOBAL HEALTH VENTURES INC.
1023-409 Granville Street
Vancouver, B
V6T 1C2

Attn: Dr. Hassan Salari, President

17. Law and Jurisdiction.  This Agreement is governed by the internal laws of the Province of British Columbia, Canada., without giving effect to any laws or principles that would apply the laws of any other jurisdiction.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts in British Columbia and each of the parties irrevocably consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

18. Headings and Gender.  The headings of the Sections of this Agreement have been included for convenience of reference purposes only and will in no way be interpreted to restrict or modify the terms of this Agreement.  The use of pronouns of any gender in this Agreement will include pronouns of all other genders, as applicable.

19. Delivery by Facsimile.  This Agreement may be signed in counterparts, either one of which will be deemed to be an original and both of which, when taken together, will constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement.

20. Severability.   Any term, condition or other provision of this Agreement that is prohibited or unenforceable in any jurisdiction will be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such term, condition or provision in any other jurisdiction and without invalidating the remaining terms, conditions and other provisions of this Agreement

21. Attorneys’ Fees.  In the event of litigation arising out of or in connection with this Agreement, the prevailing party will be entitled to recover from the other party all of its attorneys’ fees and other expenses incurred in connection with such litigation.

22. Parties in Interest.  This Agreement may not be assigned or delegated by either party without the consent of the other, except that this Agreement (without the necessity of such consent) will be binding on and inure to the benefit of any successors, and assigns of the Company or any Related Corporation, whether by merger, consolidation, sale of assets or otherwise, and reference herein to the Company will be deemed to include any such successor or successors.

GLOBAL HEALTH VENTURES INC.	OPTIONEE

Per:
Name:	Name:
Title:

THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS.  ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

EXHIBIT A

Notice of Election to Exercise

This Notice of Election to Exercise shall constitute proper notice pursuant to that certain Stock Option Agreement (the “Agreement”) dated as of the ____ day of November between Global Health Ventures Inc. (the “Company”) and the undersigned.

The undersigned hereby elects to exercise Optionee’s option to purchase __________ shares of the common stock of the Company at a price of $0.07 per share, for aggregate consideration of $___________, on the terms and conditions set forth in the Agreement.  Such aggregate consideration, in the form specified in the Agreement, accompanies this notice.

The undersigned has executed this Notice this ____ day of __________, 20__.

Signature

Name (typed or printed)